EXECUTION COPY
Exhibit 10.1
$216,500,000
Alon Refining Krotz Springs, Inc.
13 1/3% Senior Secured Notes due 2014
PURCHASE AGREEMENT
October 13, 2009
JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Alon Refining Krotz Springs, Inc., a Delaware corporation (the “Company”), hereby agrees with you as follows:
              1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc., as the initial purchaser (the “Initial Purchaser”), $216,500,000 aggregate principal amount of its 13 1/3% Senior Secured Notes due 2014 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of October 22, 2009, by and between the Company and Wilmington Trust FSB, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).
     The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated September 29, 2009 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet attached hereto as Schedule I, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”) and (iii) the Final Offering Memorandum relating to the offer and sale of the Notes (the “Offering”). “Offering Memorandum” means, as of any date or time referred to in this Agreement, the most recent offering memorandum (whether the Time of Sale Document (as hereinafter defined) or the Final Offering Memorandum, and any amendment or supplement to either such document), including exhibits and schedules thereto and all documents incorporated by reference therein. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”
              2. Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Memorandum, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchaser (i) reasonably believes to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (“Accredited Investors”) or (iii) reasonably believes not to be “U.S. persons” (as defined under Rule 902(e) of the Act) in reliance upon and in accordance with Regulation S under the Act.
     The Company has requested that the Initial Purchaser make Exempt Resales to certain institutional investors listed in the First Addendum to the Israeli Securities Law 5728-1968 (the “Company Identified Investors”). With respect to any sales to such investors the Company and the Initial Purchaser agree that: (a) such sales will be made to Poalim IBI Underwriting & Issuing Ltd., IBI Investments House Ltd., or one of their affiliates acceptable to the Initial Purchaser (collectively, “IBI”), who will purchase Notes on behalf of the Company Identified Investors and (b) the Initial Purchaser shall have received representations from IBI and each of the Company Identified Investors in form and substance satisfactory to it.
     Pursuant to the Indenture, all future domestic Restricted Subsidiaries of the Company, if any, jointly and severally, will fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes, subject to limitations intended to prevent such guarantees from constituting fraudulent conveyances under applicable law (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).
     Pursuant to the terms of the Collateral Documents, all of the obligations under the Notes and the Indenture will be secured by a first priority lien on and security interest in all of the assets of the Company constituting Notes Priority Collateral (other than the Crack Spread Hedging Collateral) and a second priority lien on and security interest in all of the assets of the Company constituting RCF Priority Collateral and Crack Spread Hedging Collateral, in each case subject to Permitted Prior Liens.
     Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Act relating to senior secured notes (the “Exchange Notes”) which shall be substantially identical in all material respects to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
     This Agreement, the Indenture, the Collateral Documents, the Registration Rights Agreement, the Notes, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the “Documents.”
              3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A hereto, the aggregate principal amount of Notes set forth in Schedule A. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a

Closing (the “Closing”) to be held at 10:00 a.m., New York City time, on October 22, 2009 (the “Closing Date”) at the New York offices of White & Case LLP.
     The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m., New York City time, one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
              4. Representations and Warranties of the Company The Company represents and warrants to the Initial Purchaser that:
(a)	(i) Neither the Time of Sale Document, nor any amendment or supplement thereto, as of the Applicable Time (as hereinafter defined) contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Memorandum, as of the date hereof and at the Closing Date, as then amended or supplemented, does not and will not, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser expressly for use in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto. No injunction or order has been issued that either (x) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (y) would prevent or suspend the issuance or sale of any of the Notes or the use of the Time of Sale Document, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Final Offering Memorandum has been omitted therefrom. Each of the Time of Sale Document and the Final Offering Memorandum, as of their respective dates, contained, and the Final Offering Memorandum, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of Rule 144A(d)(4) under the Act.
     “Applicable Time” means 2:45 p.m. (New York City time) on October 13, 2009, or such other time as agreed by the Company and the Initial Purchaser.
(b)	The Company does not own more than fifty percent (50%) of any class of equity securities or interests of any corporation, partnership or other entity.

(c)	The Company (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power and authority to carry on its business as now conducted and as described in the Offering Memorandum and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the enforceability of any Collateral Document or the attachment, perfection or priority of any of the Liens or security interests intended to be created thereby, or (D) the validity or enforceability of any of the Documents, and (E) the consummation of any of the transactions contemplated under any of the Documents (each, a “Material Adverse Effect”).
(d)	All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company.

(e)	No holder of securities, other than the Notes and any Additional Notes (as defined in the Indenture) issued pursuant to the Indenture, of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company with respect to the Notes pursuant to the Registration Rights Agreement.

(f)	The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

(g)	This Agreement has been duly and validly authorized, executed and delivered by the Company. Each of the Indenture and the Collateral Documents has been duly and validly authorized by the Company. Each of the Indenture and the Collateral Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h)	The Registration Rights Agreement has been duly and validly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution therein may be limited to applicable law, general equitable principles and public policy considerations and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i)	The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Collateral Documents and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j)	The Company is not in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). The Company is not (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to it or any of its properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which it is a party or by which it or its property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Company, with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, after due inquiry, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except in the cases of sub-clause (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)	Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of, or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect and, with respect to the consent from the lenders under the Revolving Credit Facility, subject to satisfaction of the conditions to such consent prior to the Closing Date, and consents required from landlords with respect to the leasehold mortgages) under, result in the imposition of a Lien on any assets of the Company (except for Liens pursuant to the Collateral Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law. Immediately after consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default will exist.

(l)	When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(m)	No consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as may be required from landlords with respect to the leasehold mortgages, such as have been obtained, and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser.

(n)	There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)	The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has fulfilled and performed all of its obligations with respect to such Permits except for where the failure to fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge after due inquiry, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum, or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(p)	The Company has good and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, all such property (real and personal) will be free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), other than Permitted Liens. All Applicable Agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company, and, to the Company’s knowledge, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)	All Tax returns required to be filed by the Company have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Company, after reasonable inquiry, there are no actual or proposed Tax assessments against the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r)	The Company owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its business, except where the failure to own or license such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). The use of such Intellectual Property by the Company will not infringe on the Intellectual Property rights of any other person in any material manner.

(s)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(t)	The audited financial statements and related notes of the Company contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company or Valero Refining Company – Louisiana, as the case may be, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the financial data set forth under “Summary Historical and Adjusted Financial and Operating Data” and “Selected Historical Financial Data” included in the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company as of the respective dates and for the respective periods indicated. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the unaudited pro forma financial information and related notes of the Company contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical, and market and industry-related data included in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.

(u)	Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in or contemplated by the Time of Sale Document and the Final Offering Memorandum, (i) the Company has not incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company (each of clauses (i), (ii) and (iii), a

“Material Adverse Change”). To the knowledge of the Company after reasonable inquiry, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect.

(v)	No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or to any securities of the Company, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(w)	All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and Final Offering Memorandum, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Time of Sale Document and Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not otherwise insolvent under the standards set forth in applicable laws.

(x)	Except as contemplated by the Time of Sale Document and the Final Offering Memorandum, the Company has not, and to its knowledge after reasonable inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(y)	Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (ii) the accuracy of the Initial Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchaser and in the Exempt Resales.

(z)	The Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its respective Affiliates within the six-month period immediately prior to the date hereof.

(aa)	Neither of the Company nor any of its respective affiliates or other person acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(bb)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) each “employee benefit plan,” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which the Company or any ERISA Affiliate (as defined below) sponsors or maintains, or with respect to which the Company or any ERISA Affiliate has (or within the last three years had) any obligation to make contributions (each, a “Plan”), is in compliance with its terms and the requirements of any presently applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (2) the Company and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to any Plan that is subject to Section 412 of the Code or Section 302 of ERISA, (3) neither the Company nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course and without default) or to any Plan under Title IV of ERISA, (4) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan that is subject to Title IV of ERISA and (5) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

(cc)	(i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company , and, to the knowledge of the Company after due inquiry, no union organizing activities are taking place that, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company, or, to the knowledge of the Company, after due inquiry, threatened against the Company; (iv) there is no worker’s compensation liability, experience or matter that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) to the knowledge of the Company, after due inquiry, there is no threatened or pending action against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company that would, individually or in the aggregate, have a Material Adverse Effect; and (vii) to the knowledge of the Company, after due inquiry, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)	None of the transactions contemplated in the Documents or the application of the proceeds by the Company of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ee)	The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company will not, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, be an “investment company” as defined in the Investment Company Act.

(ff)	The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(gg)	The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh)	In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs would not reasonably be expected to have a Material Adverse Effect.

(ii)	Each certificate signed by any officer of the Company and delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(jj)	The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. All policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect. The Company is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect. All information certified by an officer of the Company in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company is true and correct as of the Closing Date.

(kk)	[Intentionally Deleted.]

(ll)	KPMG LLP, who has certified the financial statements contained in the Time of Sale Document and the Final Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Act.

(mm)	(i) The Company is not, and, to the knowledge of the Company, no director, officer, agent, employee or Affiliate of the Company is, aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company, and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of clauses (i) and (ii), where the matters underlying any failure of the statements to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)	(i) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in the case of clauses (i) and (ii), where the matters underlying any failure of the statements to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)	The Company is not, and, to the knowledge of the Company, no director, officer, agent, employee or Affiliate of the Company is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company

will not directly or indirectly use the proceeds of the Offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
              5. Covenants of the Company. The Company agrees:
(a)	To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	To (i) furnish the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Offering Memorandum that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)	Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto.

(d)	So long as the Initial Purchaser shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Final Offering Memorandum so that the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final

Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)	Subject to Section 14(c) hereof, whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement), (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including, without limitation, fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, and (vi) all costs and expenses in connection with the creation and perfection of the Security Agreement (including without limitation, filing and recording fees, search fees, taxes and costs of title policies).

(g)	To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j)	For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)	To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)	For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed; provided, that such materials shall be deemed delivered to the Initial Purchaser if such materials are available on the SEC’s EDGAR service (or its successor).

(m)	Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Final Offering Memorandum prepared in compliance with this Agreement (other than the Supplemental Offering Materials), or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(n)	During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(o)	The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.
              6. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:
(a)	It is a QIB as defined in Rule 144A under the Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	No form of general solicitation or general advertising (as those terms are defined in Regulation D under the Act) in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.
              7. Conditions. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the performance by the Company of its covenants and obligations hereunder and the satisfaction of each of the following conditions:
(a)	All the representations and warranties of the Company that are qualified by materiality or Material Adverse Effect contained in this Agreement and in each of the Documents shall be true and correct, and the representations and warranties of the Company contained in this Agreement and in each of the Documents that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to be so satisfied would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or contemplated as of the Closing Date.

(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)	Subsequent to the respective dates as of which data and information is given in the Time of Sale Document and the Final Offering Memorandum, there shall not have been any Material Adverse Change.

(e)	On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
(f)	The Initial Purchaser shall have received on the Closing Date:
(i)	certificates dated the Closing Date, signed by (1) the chief executive officer and (2) the chief financial officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties that are qualified by materiality or Material Adverse Effect set forth in Section 4 hereof and in each of the Documents and the Perfection Certificate are true and correct, and the representations and warranties set forth in Section 4 hereof and in each of the Documents and the Perfection Certificate that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects with the same force and effect, in each case, as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof, no event or events have occurred and no information has become known that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated thereby, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, and there has not been any change in the capital stock or long-term indebtedness of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)	a certificate, dated the Closing Date, executed by the secretary of the Company, certifying such matters as the Initial Purchaser may reasonably request.

(iii)	a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser or its counsel.

(iv)	(i) the opinion, in the form of Exhibit A attached hereto, and (ii) an opinion relating to security interests in the form of Exhibit B attached hereto, each dated the Closing Date, of Jones Day, counsel to the Company.

(v)	Milling Benson Woodward L.L.P., special Louisiana counsel to the Company, shall have furnished to the Initial Purchaser and the Collateral Agent, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchaser and the Collateral Agent, substantially in the form of Exhibit C attached hereto.

(vi)	an opinion and 10b-5 letter, each dated the Closing Date, of White & Case LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(g)	The Initial Purchaser shall have received a copy of an executed amendment to, or an executed amendment and restatement of, the Revolving Credit Facility, in form and substance reasonably satisfactory to the Initial Purchaser, and such amendment shall have become (or concurrently with the issuance of the Notes will become) effective.

(h)	The Company shall have delivered fully executed counterparts of Mortgages in respect of real property owned in fee by the Company, each dated as of the Closing Date, duly executed by the Company, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties to be covered thereby.

(i)	The Initial Purchaser shall have received the structuring fee set forth in Section 4(b) of the Engagement Letter dated as of September 25, 2009 between the Initial Purchaser and the Company.

(j)	The Initial Purchaser shall have received from KPMG LLP, independent auditors with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Memorandum, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that KPMG LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(k)	Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document (other than Mortgages in respect of leasehold interests in real property, deposit account control agreements and securities account control agreements).

(l)	The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents delivered pursuant to Section 7(j) hereof.

(m)	The terms of each Document delivered pursuant to Section 7(j) hereof shall conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum.

(n)	The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:
(i)	appropriately completed copies of Uniform Commercial Code (“UCC”) financing statements naming the Company as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

(ii)	appropriately completed copies of Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;

(iii)	certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company (under its present name and any name of the Company used during the immediately preceding five year period ending on the Closing Date) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens and financing statements in respect of which UCC-3 termination statements have been delivered pursuant to the immediately preceding clause (ii)); and

(iv)	the Collateral Agent and its counsel shall be reasonably satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum; and (ii) no Lien (other than any Lien being released contemporaneously with the issuance of the Notes) exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Document, in each case subject to the Permitted Liens.
              8. Indemnification and Contribution.
(a)	The Company agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser, director, officer, employee or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or any Supplemental Offering Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser, director, officer, employee and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage or liability resulted from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or any Supplemental Offering Materials in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial

Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information described in Section 12 below.
(b)	The Initial Purchaser agrees to indemnify and hold harmless each of the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages or liabilities (or actions in respect thereof) have resulted from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or any Supplemental Offering Materials or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or any Supplemental Offering Materials or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Company or its agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. The Company hereby acknowledges that the only information that the Initial Purchaser has furnished to the Company or its agents specifically for use in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto, or any Supplemental Offering Materials, consists of the information described in Section 12 below.
(c)	As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.
(d)	No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.
(f)	The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.
              9. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:
(a)	since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser’s judgment, be expected to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum;

(b)	the failure of the Company to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole reasonable judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Notes;
(d)	the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market; or

(e)	the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.
              10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes sold hereunder, and any termination of this Agreement.
              11. Default by the Initial Purchaser. If the Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to the Initial Purchaser without liability on the part of the Company, except that the provisions of Sections 8 and 14(c) hereof shall survive such termination. Nothing herein shall relieve the Initial Purchaser from liability for its default.
              12. Information Supplied by the Initial Purchaser. The statements set forth on the cover page with respect to price and name of the Initial Purchaser, the first paragraph (only as it relates to the name of the Initial Purchaser), the third paragraph, the fifth and sixth sentences of the fifth paragraph, the sixth paragraph and the eight paragraph under the heading “Plan of Distribution” in the Time of Sale Document and the Final Offering Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 4(a) and 8 hereof.
              13. No Fiduciary Relationship. The Company hereby acknowledges that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

              14. Miscellaneous.
(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)	if to the Company, to

Alon Refining Krotz Springs, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Attention: Secretary

with a copy to:

Jones Day
2727 North Harwood Street
Dallas, Texas 75201-1515
Attention: Mark E. Betzen

(ii)	if to the Initial Purchaser, to:

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Attention: General Counsel
(or in any case to such other address as the person to be notified may have requested in writing).
(b)	This Agreement has been and is made solely for the benefit of the Company and the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and shall be binding upon the Company and the Initial Purchaser and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

(c)	The Initial Purchaser shall pay and be solely responsible for all out-of-pocket expenses (including fees and expenses of its counsel) incurred by the Initial Purchaser and its designated affiliates in connection with their services to be rendered hereunder, the Offering or the transactions contemplated under the Documents.

(d)	THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(e)	THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER OR THE COMPANY AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(f)	This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument (including by means of telecopied or portable document format (PDF) signature pages).

(g)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)	This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

Very truly yours, ALON REFINING KROTZ SPRINGS, INC.
By:	/s/ Jeff D. Morris
	Name:	Jeff D. Morris
	Title:	Chief Executive Officer
Purchase Agreement - signature page

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ Stephen Straty

Name: Stephen Straty
Title: Managing Director
Purchase Agreement - signature page